FOOTHILLS BANCORP, INC.

MARYVILLE, TENNESSEE

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, OCTOBER 18, 2018

PROXY SOLICITED FROM HOLDERS OF COMPANY COMMON STOCK
BY THE BOARD OF DIRECTORS

The undersigned appoint(s) Dr. Samuel D. Evans, Mark W. Loudermilk, or either of them, with individual power of substitution, as proxies to vote all shares of **Company common stock** ("Common Stock") of Foothills Bancorp, Inc. (the "Company") that the undersigned may be entitled to vote at the annual meeting of the Company's shareholders (the "Meeting") to be held on Thursday, October 18, 2018, beginning at 5:30 p.m. local time, and at any adjournment or postponement of the Meeting. If you wish to revoke your proxy and vote in person at the Meeting, please arrive at the Meeting location no later than 5:00 p.m. so that we can confirm the number of shares eligible to vote.

Your proxies will vote on the proposals in the Notice of Meeting and Proxy Statement as you specify on this card. If you do not specify how you want your proxies to vote, your proxies will vote FOR the approval of each of the matters below. If any other matters properly come before the Meeting, your proxies will vote on those matters in accordance with the recommendations of the Board of Directors of the Bank.

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF SHAREHOLDERS OF

FOOTHILLS BANCORP, INC.

October 18, 2018

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00030300000000001000 7 101818

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve and adopt the Agreement and Plan of Merger, dated as of June 27, 2018, by and among SmartFinancial, Inc., Foothills Bancorp, and Foothills Bank & Trust, as such agreement may be amended from time to time (the merger proposal).	☐	☐	☐
2. To approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of the merger proposal.	☐	☐	☐

3. To transact any other business that comes before the shareholders at the meeting.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____ Date: ____ Signature of Shareholder ____ Date: ____

Note: Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both joint tenants should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title.

SPECIAL MEETING OF SHAREHOLDERS OF

FOOTHILLS BANCORP, INC.

October 18, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00030300000000001000 7 101818

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve and adopt the Agreement and Plan of Merger, dated as of June 27, 2018, by and among SmartFinancial, Inc., Foothills Bancorp, and Foothills Bank & Trust, as such agreement may be amended from time to time (the merger proposal).	☐	☐	☐
2. To approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of the merger proposal.	☐	☐	☐

3. To transact any other business that comes before the shareholders at the meeting.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.